EXHIBIT 99.1

ECHOSTAR COMPLETES EARLY REDEMPTION OF
9 3/8 PERCENT SENIOR NOTES

ENGLEWOOD, Colo., Feb. 2, 2004 — EchoStar Communications Corporation (Nasdaq: DISH) confirmed that effective Feb. 1, 2004, its subsidiary, EchoStar DBS Corporation, completed the previously announced optional redemption of all its outstanding 9 3/8 percent Senior Notes due 2009.

About EchoStar Communications
EchoStar Communications Corporation (NASDAQ: DISH) serves over 9 million satellite TV customers through its DISH Network™, and is a leading U.S. provider of advanced digital television services. DISH Network’s services include hundreds of video and audio channels, Interactive TV, HDTV, sports and international programming, together with professional installation and 24-hour customer service. DISH Network is the leader in the sale of digital video recorders (DVRs). EchoStar has been a leader for 23 years in digital satellite TV equipment sales and support worldwide. EchoStar is included in the Nasdaq-100 Index (NDX) and is a Fortune 500 company. Visit EchoStar’s Web site at <www.echostar.com> or call 1-800-333-DISH (3474).

Investor Relations Contact: Jason Kiser, 303-723-2210, jason.kiser@echostar.com
Press Contact: Steve Caulk, 303-723-2010, steve.caulk@echostar.com

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